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                                                                    EXHIBIT 10.4

March 11, 2003


Mr. Scott Landow Parentech, Inc.
777 S. Highway, Suite 215
Solana Beach, CA 92975

RE:      PARENTECH KOREA
         ADDENDUM TO MARKETING & DISTRIBUTION AGREEMENT

Dear Scott:

As discussed, I am writing to confirm our discussion of January 24, 2003 regarding the purchase and lease of the Nature's Cradle mechanism (the "Mechanism") from Parentech, Inc. for purposes of distribution in Korea. This Addendum and the terms contained herein are an essential part of the Distribution Agreement executed on March 11, 2003.

Per our meeting, you confirm that pricing for the Mechanism will be provided to Parentech Korea, Inc. or it's assignee (together "PTK") at cost for products delivered during the first six months ("Initial Order") from the effective date of the Marketing and Distribution Agreement dated March 11 between Parentech and PTK (the "Agreement"). The cost of Mechanisms pursuant to the Initial Order shall not exceed US$299.00 per unit for Home Mechanisms (including Bassinet Tub, Bassinet Pad, Bassinet Liner and Bolster System), and US$339.00 for Hospital Mechanisms (including Hospital Tub, Pad, and Cart/Stand).

We have, in principal, agreed to issue a Letter of Credit ("LC") for the benefit of Parentech's designated manufacturer of the Mechanism for individual shipments exceeding 500 units per calendar quarter. LC's shall be issued for those units ordered for purposes of sale to end users. Additionally, Parentech shall provide a letter of guarantee to PTK for the total amount of the LC secured by Mechanisms which have been delivered to PTK but remain unpaid, and other such security as the parties may agree. This practice shall continue until such time as Parentech has established sufficient credit terms with its manufacturer or for 1 year, whichever is earlier.

Parentech shall, at PTK's request, arrange meetings, tours and a review of its manufacturer and it's facilities. In the event PTK determines such manufacturer is unfit to provide Mechanisms as provided in the Agreement, PTK will assist in providing substitute manufacturers for the Mechanism, and Parentech shall consider such substitute manufacturers in good faith. In the event PTK or its designated manufacturer manufactures Mechanisms, PTK shall pay to Parentech a royalty of $85.00 per manufactured Mechanism to be paid not more than 60 days after such Mechanism is available for sale or rental to PTK's customers.

Acknowledged and Accepted as of the signature date below.

PARENTECH KOREA, INC.                    PARENTECH, INC.
By:                                      By:
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      Young I. Kim, President & CEO            Scott Landow, President
Date:                                    Date:
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